CONSENT OF INDEPENDENT AUDITORS


The Board of Directors of
First Variable Life Insurance Company and
Contract Owners of First Variable Annuity Fund E

We consent to the use of our reports on the consolidated financial statements of First Variable Life Insurance Company dated March 30, 2001, and on the financial statements of the sub-accounts of First Variable Life Insurance Company - First Variable Annuity Fund E dated March 9, 2001, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information in the Post-Effective Amendment No. 2 (Form N-4 No. 333-30056) of Capital Retro Bonus VA.


Chicago, Illinois
May 10, 2001




             Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 1999 with respect to the consolidated financial statements of First Variable Life Insurance Company, in the Post-Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 333-30056) and the related Prospectus of First Variable Life Insurance Company.


                                                              ERNST & YOUNG LLP


Chicago, Illinois
May 10, 2001